FOR IMMEDIATE RELEASE

In Separate Transactions, CatchMark Agrees to Acquire 18,063 acres of Prime Oregon
Timberlands; Also Agrees to Sell 56,000-acre Southwest Region Portfolio, Retaining 370,000 Tons of Merchantable Inventory

ATLANTA — August 22, 2018 — In the company’s first Pacific Northwest transaction, CatchMark Timber Trust, Inc. (NYSE: CTT) announced today an agreement to acquire 18,063 acres of prime Oregon timberlands for $88.8 million from Forest Investment Associates (FIA). The to-be acquired timberlands - known as the Bandon Property - are strategically situated within the Douglas fir/western hemlock zone between the Coos Bay markets and Roseburg mills approximately 150 miles southwest of Portland.

Separately, CatchMark announced an agreement to sell 56,000 acres of timberlands in Texas and Louisiana - the Southwest Region - to FIA for $78.5 million. CatchMark will retain approximately 370,000 tons of merchantable inventory (52% sawtimber/48% pulpwood) to be harvested over the next 18-24 months. The per-acre sales price is $1,533 when including the timber reservations.

Together, these transactions will optimize CatchMark’s portfolio diversity with the company’s entry into the Pacific Northwest, improve annual timber sales revenue by approximately $1.6 million and Adjusted EBITDA (excluding land sales) by approximately $2.5 million annually over the next five years, and support the company’s capital structure on a leverage-neutral basis.

Bandon features the high-quality stocking characteristics and sustainability attributes CatchMark seeks in expanding its timberland investments:

•	Merchantable stocking of 4.2 MMBF/gross acre (32 tons/acre) provides a five-year average harvest of 10.3 MMBF per year (79,000 tons per year).

•	Merchantable inventory of 87% commercial conifers, including 77% Douglas fir compared to a 65%-70% regional average.

•	A strong balance of merchantable timber and pre-merchantable acres helps ensure long-term sustainability.

•	More than 90% of the expected five-year average harvest volume will be derived from sawtimber.

•	Exposure to a highly desirable wood basket with tight supply-demand dynamics and both domestic and international market exposure.

Jerry Barag, CatchMark’s President and CEO, said: “The Bandon investment is an attractive pure-play timber purchase, driven by long-term harvest yields in an exceptionally strong and dynamic market. The acquisition establishes CatchMark’s foothold in the Pacific Northwest, while increasing our market diversity and providing additional harvest options. The Southwest Region sale follows our 1.1 million-acre Triple T joint venture investment in prime East Texas timberlands and will reduce our regional exposure while strengthening our capital position to enable further growth. Taken together these transactions diversify CatchMark’s revenue streams and markets through effective recycling and deployment of capital.”

The Southwest Region portfolio, located across several counties in East Texas and western Louisiana, was acquired by CatchMark in four separate transactions during 2014 and 2015. The property is comprised of 79% pine and 21% hardwood by acres and 1.8 million tons of merchantable inventory, consisting of 51% sawtimber and 49% pulpwood. After accounting for the timber reservation, the completed disposition would decrease the company’s average annual harvest volume by approximately 134,000 tons over the next five years.

CatchMark will fund the Bandon purchase, which is projected to close by the end of August, from a combination of cash on hand and borrowing under an amended credit facility expected to close in advance of the Bandon purchase. The amended facility increases total capacity by $75 million; right-sizes its multi-draw term loan to $200 million; and adds a new seven-year $140 million term loan to refinance existing debt under the multi-draw term loan. Including the pricing on the new term loan set to LIBOR + 1.7%, the all-in cost of debt (net of estimated patronage) is expected to be approximately 3.4%, based on the company’s current leverage ratio, pricing grid, and floating/fixed debt mix. The Southwest Region transaction is expected to be completed by the fourth quarter with proceeds going to repay debt.

Property management at Bandon will be handled by American Forest Management, which also manages CatchMark operations in the Carolinas and CatchMark’s log/accounting settlement system.

The projected annual net financial impact of the Bandon Property acquisition and the Southwest Region disposition is presented below:

5-Year Annual Average (in thousands)
Timber sales revenue	$1,568
Total revenue[1]	$1,270
Total direct operating expenses[2]	$(1,225)
Harvest income and Harvest EBITDA	$2,495

1. Excludes proceeds from the Southwest Region disposition.
2. Includes contract logging and hauling costs, forestry management expenses and other operating expenses.

About CatchMark
CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded timberland REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests, and well-timed real estate sales. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 1.6 million acres* of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.
* As of July 6, 2018

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about the expected benefits of the proposed transactions, harvesting projections, the company's expansion intentions, the anticipated sources of financing the anticipated use of sale proceeds, the expected timing of the completion of the proposed transactions, and other statements that are not historical facts.
Forward-looking statements are based on a number of assumptions involving judgments and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from our historical experience and present expectations. Such risks and uncertainties include, but are not limited to, the risks that the conditions to the closing of one or both of the proposed transactions may not be satisfied; the length of time necessary to consummate one or both of the proposed transactions may be longer than contemplated for various reasons; the acquired Bandon assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of the proposed transactions may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related matters; the potential impact of the announcement or consummation of the proposed transactions on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the proposed transactions. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
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Contacts
Investors:                    Media:
Brian Davis                    Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                (203) 268-0158
Uinfo@catchmark.comU                marybeth@millerryanllc.com